UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 26, 2006

                       (Date of earliest event reported):

                              INNODATA ISOGEN, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                  0-22196                   13-3475943
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

           THREE UNIVERSITY PLAZA                             07601
            HACKENSACK, NJ 07601                            (Zip Code)
  (Address of principal executive offices)

                                 (201) 488-1200
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company and Mr. Jack S. Abuhoff, the CEO and President of the Company, executed an employment agreement on April 26, 2006 with an effective date of February 1, 2006 ("Agreement") and ending on February 1, 2009, unless terminated earlier pursuant to the Agreement. The Agreement provides for: annual base compensation of $369,000 subject to cost of living adjustments and annual discretionary increases as determined by the Company's Board of Directors; additional cash incentive or bonus compensation for each calendar year determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 50% of Mr. Abuhoff's base salary for the year; and equity-based incentive compensation in such amounts as shall be determined by the Compensation Committee, which, if granted, shall have an exercise price equal to the fair market value of the shares at the time of the grant. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. In the event Mr. Abuhoff is terminated without cause (as defined) or, if upon expiration of the term of the Agreement the Company does not offer to enter into a successor agreement on substantially similar terms, Mr. Abuhoff is entitled to receive payments in an amount equal to the greater of (i) his then base salary for 24 months or (ii) the number of months remaining in the term of the Agreement; the continuation of his health, life, disability and non-qualified retirement plan benefits for the greater of (i) 24 months or (ii) the number of months remaining in the term of the Agreement; twice Mr. Abuhoff's then bonus target; and the removal of any vesting, transfer, lock up, performance or other restrictions or requirements on his stock options or other equity-based compensation. In the event Mr. Abuhoff resigns after the 6-month anniversary of a change of control (as defined), Mr. Abuhoff is entitled to receive severance payments in an amount equal to the greater of (i) his then base salary for 36 months or (ii) the number of months remaining in the term of the Agreement; the continuation of his health, life, disability and non-qualified retirement plan benefits for the greater of (i) 36 months or (ii) the number of months remaining in the term of the Agreement; three times his then bonus target; and the removal of any vesting, transfer, lock up, performance or other restrictions or requirements on his stock options or other equity-based compensation. The Agreement also provides for potential tax gross-up payments in respect of income taxes and penalties that may be imposed on Mr. Abuhoff under Section 409A of the Internal Revenue Code, and in respect of excise taxes and penalties that may be imposed on Mr. Abuhoff under
Section 4999 of the Internal Revenue Code.

      The foregoing summary of the employment agreement is qualified by reference to the form of the document that is filed as an exhibit to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (d)   Exhibits

      Description

10.1  Employment Agreement, effective as of February 1, 2006     Filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INNODATA ISOGEN, INC.

Date:  April 26, 2006                  By: /s/ Stephen Agress
                                           ----------------------------------
                                                Stephen Agress
                                                Vice President, Finance


                                INDEX TO EXHIBITS

      Description

10.1  Employment Agreement, effective as of February 1, 2006     Filed herewith